                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                    APRIL 8, 1998
                              -------------------------
                   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                           CLAREMONT TECHNOLOGY GROUP, INC.
                     --------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           OREGON                   0-28654                      93-1004490
(STATE OR OTHER JURISDICTION      (COMMISSION                  (IRS EMPLOYER
      OF INCORPORATION)             FILE NO.)                IDENTIFICATION NO.)

            1600 N.W. COMPTON DRIVE, SUITE 210, BEAVERTON, OREGON  97006
            ------------------------------------------------------------
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                   (503) 748-8000



                                  NOT APPLICABLE
            -----------------------------------------------------------
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                               EXHIBIT INDEX ON PAGE 4

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Item 5.  OTHER EVENTS

     Claremont Technology Group, Inc. (the "Company") has entered into an Agreement and Plan of Merger dated April 8, 1998 (the "Merger Agreement") by and among the Company, Complete Business Solutions, Inc., a Michigan corporation ("CBSI") and CBSI Acquisition Corp. III, a Michigan corporation and a wholly-owned subsidiary of CBSI ("Sub"). Subject to the terms and conditions of the Merger Agreement, Sub will merge with and into the Company, the Company will become a wholly-owned subsidiary of CBSI, and each outstanding share of the Company's common stock will be converted into a number of shares of CBSI common stock equal to the "Conversion Number" determined in accordance with the Merger Agreement (the "Merger"). The Conversion Number will be equal to $27.00 divided by the average closing price of CBSI common stock for the twenty trading days immediately preceding the third trading day before the closing of the Merger (the "Closing Value"); provided, however, that if the Closing Value is less than 85 percent of $38.00, the Conversion Number will be fixed at .8359133 shares of CBSI common stock, and if the Closing Value is more than 115 percent of $38.00, the Conversion Number will be fixed at .617849 shares of CBSI common Stock.

     Completion of the Merger is subject to (i) the approval of the shareholders of the Company, (ii) the approval of the shareholders of CBSI, (iii) applicable regulatory approvals and waiting periods, and (iv) other customary conditions. The Company will receive an irrevocable proxy to vote approximately 37 percent of the outstanding common stock of CBSI, and CBSI will receive an irrevocable proxy to vote approximately 10 percent of the outstanding common stock of the Company. The Merger is expected to constitute a tax-free reorganization for federal income tax purposes and is expected to be accounted for as a pooling of interests.

     CBSI is a worldwide information technology consultant and service provider to large and medium-sized organizations. CBSI common stock is traded on the Nasdaq Stock Market under the symbol "CBSL."

     In connection with the execution of the Merger Agreement, on April 8, 1998 the Company entered into an Amendment (the "First Amendment") to the Rights Agreement dated February 5, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C. to the effect that neither CBSI, Sub or any of their affiliates shall become an Acquiring Person (as defined in the Rights Agreement) by reason of the execution of the Merger Agreement, the consummation of the Merger or any other transaction contemplated by the Merger Agreement. The First Amendment is filed herewith as Exhibit 99.1.


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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   99.1 First Amendment to Rights Agreement dated as of April 8, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent.


                                         -3-
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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CLAREMONT TECHNOLOGY GROUP, INC.


Date: April __, 1998          By: /s/ Stephen M. Carson
                                 -----------------------------------------------
                              Stephen M. Carson, President


                                         -4-
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                                    EXHIBIT INDEX


Exhibit No.         Description                                            Page
-----------         -----------                                            ----

  99.1              First Amendment to Rights Agreement
                    dated as of April 8, 1998 between
                    the Company and ChaseMellon Shareholder
                    Services, L.L.C. as Rights Agent


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